Exhibit 10.10

TRI COUNTIES BANK

SUPPLEMENTAL RETIREMENT PLAN FOR DIRECTORS

Effective September 1, 1987

Restated as of January 1, 2001

TABLE OF CONTENTS

ARTICLE I—PURPOSE; EFFECTIVE DATE	1

ARTICLE II—PARTICIPATION	1
3.1 Benefits	1
3.2 Amount of Benefit	1
3.3 Years of Service	2
3.4 Change in Control	2
3.5 Withholding Payroll Taxes	3
3.6 Payment to Guardian	3

ARTICLE IV—BENEFICIARY DESIGNATION	3
4.1 Beneficiary Designation	3
4.2 Amendments; Marital Status	3
4.3 No Participant Designation	3
4.4 Effect of Payment	4

ARTICLE V—ADMINISTRATION	4
5.1 Board; Duties	4
5.2 Agents	4
5.3 Binding Effect of Decisions	4
5.4 Indemnity of Board.	4

ARTICLE VI—CLAIMS PROCEDURE	4
6.1 Claim	4
6.2 Denial of Claim	4
6.3 Review of Claim	5
6.4 Final Decision	5

ARTICLE VII—TERMINATION, SUSPENSION OR AMENDMENT	5
7.1 Termination, Suspension or Amendment of Plan	5

ARTICLE VIII—MISCELLANEOUS	5
8.1 Unfunded Plan	5
8.2 Unsecured General Creditor	6
8.3 Trust Fund	6
8.4 Nonassignability	6
8.5 Not a Contract of Employment	6
8.6 Protective Provisions	7
8.7 Terms	7
8.8 Captions	7
8.9 Governing Law	7
8.10 Validity	7
8.11 Notice	7
8.12 Successors	8

TRI COUNTIES BANK

SUPPLEMENTAL RETIREMENT PLAN FOR DIRECTORS

RESTATED AS OF JANUARY 1, 2001

ARTICLE I—PURPOSE; EFFECTIVE DATE

The purpose of this Supplemental Retirement Plan for Directors (the “Plan”) is to provide supplemental retirement benefits for nonemployee (“outside”) Directors of TriCo Bancshares, Tri Counties Bank and other subsidiaries and affiliates (the “Employer”) who have attained “Director Emeritus” status. It is intended that the Plan will aid in retaining and attracting outside directors of exceptional ability by providing them with these benefits. This Plan shall be effective as of September 1, 1987.

ARTICLE II—PARTICIPATION

2.1    Eligibility and Participation.

(a)    Eligibility.  Eligibility to participate in the Plan is limited to outside directors of the Employer.

(b)    Participation.  A Director’s participation in the Plan shall be effective upon notification of such person by the Board of Directors (the “Board”) of eligibility to participate, completion of a Participation Agreement by such person and acceptance of the Participation Agreement by the Board. Participation in the Plan shall continue until such time as the Participant terminates his service on the Board and as long thereafter as the Participant is eligible to receive benefits under this Plan.

ARTICLE III—BENEFITS

3.1    Benefits.

A benefit under this Plan shall be paid to the Director upon termination of service with the Board, provided the Director has at least ten (10) Years of Service or the Director is terminating after a Change in Control. A benefit shall also be paid to the designated Beneficiary(ies) of the Director in the event of his death prior to termination of service with the Board.

3.2    Amount of Benefit.

(a)    Normal Benefit.  For Participants terminating after ten (10) or more Years of Service, the benefit stated in Section 3.1 above shall be equal to fifteen (15) times the amount of the base Board fee (not including Chairmanship or Committee fees) paid to the Director in his final year of service with the Board. The benefit shall be paid in fifteen (15) equal installments. This benefit shall commence at the later of the Participant’s fifty-fifth (55th) birthday or termination. If a Participant terminates before age sixty-five (65), other than after a Change in Control, the benefit shall be reduced by four percent (4%) for each full year benefits commence before age sixty-five (65) and a prorated percentage for partial years.

(b)    Change-in-Control Benefit.  For Participants who terminate after a Change in Control with less than ten (10) years, the benefit provided in Section 3.2(a) above shall be multiplied by a fraction equal to the number of Years of Service (not to exceed ten (10)) divided by ten (10). For Participants with ten (10) or more Years of Service, the benefit amount shall be the amount as provided in Section 3.2(a) above. Benefits payable under this Section 3.2(b) shall be payable upon termination of the director without any reduction for payment prior to age sixty-five (65).

(c)    If a Participant dies prior to terminating service on the Board, a benefit equal to the amount provided for in Section 3.2(a) above shall be paid to the Participant’s Beneficiary(ies). Such amount shall be payable immediately without reduction.

3.3    Years of Service.

“Years of Service” shall mean the number of years the Director has served on the Board. If a Change in Control has occurred, Years of Service shall equal the greater of Actual Years of Service or ten (10).

3.4    Change in Control.

A “Change in Control” shall occur:

(a)    Upon TriCo Bancshares’ knowledge that any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) is or becomes “the beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of TriCo Bancshares shares representing forty percent (40%) or more of the combined voting power of the then outstanding securities; or

(b)    Upon the first purchase of the Common Stock of TriCo Bancshares pursuant to a tender or exchange offer (other than a tender or exchange offer made by TriCo Bancshares); or

(c)    Upon the approval by the stockholders of TriCo Bancshares of a merger or consolidation (other than a merger or consolidation in which TriCo Bancshares is the surviving corporation and which does not result in any reclassification or reorganization of TriCo Bancshares’ then outstanding securities), a sale or disposition of all or substantially all of TriCo Bancshares’ assets or a plan of liquidation or dissolution of TriCo Bancshares; or

(d)    If, during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of TriCo Bancshares cease for any reason to constitute at least a majority thereof, unless the election or nomination for the election by the stockholders of TriCo Bancshares of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

3.5    Withholding Payroll Taxes.

The Employer shall withhold from payments made hereunder any taxes required to be withheld from a Participant’s wages under federal, state or local law. However, a Beneficiary may elect not to have withholding for federal income tax purposes pursuant to Section 3405(a) (2) of the Internal Revenue Code, or any successor provision thereto.

3.6    Payment to Guardian.

If a Plan benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of his property, the Board may direct payment of such Plan benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Board may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the Plan benefit. Such distribution shall completely discharge the Board and the Employer from all liability with respect to such benefit.

ARTICLE IV—BENEFICIARY DESIGNATION

4.1    Beneficiary Designation.

Each Participant shall have the right, at any time, to designate any person or persons as his Beneficiary or Beneficiaries (both primary as well as secondary) to whom benefits under this Plan shall be paid in the event of his death prior to complete distribution to the Participant of the benefits due under the Plan. Each Beneficiary designation shall be in a written form prescribed by the Board, and will be effective only when filed with the Board during the Participant’s lifetime.

4.2    Amendments; Marital Status.

Any Beneficiary designation may be changed by a Participant without the consent of any designated Beneficiary by the filing of a new Beneficiary designation with the Board. The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed. If a Participant’s Compensation is community property, any Beneficiary designation shall be valid or effective only as permitted under applicable law.

4.3    No Participant Designation.

In the absence of an effective Beneficiary designation, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s designated Beneficiary shall be deemed to be the Participant’s estate.

4.4    Effect of Payment.

The payment to the deemed Beneficiary shall completely discharge the Employer’s obligations under this Plan.

ARTICLE V—ADMINISTRATION

5.1    Board; Duties.

This Plan shall be administered by the Board. The Board shall have the authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan. The Board may be Participants under this Plan.

5.2    Agents.

In the administration of this Plan, the Board may, from time to time, employ agents and delegate to them such administrative duties as they see fit, and may from time to time consult with counsel who may be counsel to the Employer.

5.3    Binding Effect of Decisions.

The decision or action of the Board in respect of any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

5.4    Indemnity of Board.

To the extent permitted by applicable law, the Employer shall indemnify, hold harmless and defend the Board against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan, provided that the Board was acting in accordance with the applicable standard of care.

ARTICLE VI—CLAIMS PROCEDURE

6.1    Claim.

Any person claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Board who shall respond in writing as soon as practicable.

6.2    Denial of Claim.

If the claim or request is denied, the written notice of denial should state:

(a)    The reason for denial, with specific reference to the Plan provisions on which the denial is based.

(b)    A description of any additional material or information required and an explanation of why it is necessary.

(c)    An explanation of the Plan’s claims review procedure.

6.3    Review of Claim.

Any person whose claim or request is denied or who has not received a response within thirty (30) days may request a review by notice given in writing to the Board. The claim or request shall be reviewed by the Board who may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

6.4    Final Decision.

The decision on review shall normally be made within sixty (60) days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be one hundred twenty (120) days. The decision shall be in writing and shall state the reason and the relevant Plan provisions. All decisions on review shall be final and bind all parties concerned.

ARTICLE VII—TERMINATION, SUSPENSION OR AMENDMENT

7.1    Termination, Suspension or Amendment of Plan.

The Board may, in its sole discretion, terminate or suspend this Plan at any time or from time to time, in whole or in part. The Board may amend this Plan at any time or from time to time. Any amendment may provide different benefits or amounts of benefits from those herein set forth. However, no such termination, suspension or amendment shall adversely affect the benefits of Participants which have accrued prior to such action, the benefits of any Participant who has previously retired, or the benefits of any Beneficiary of a Participant who has previously died.

ARTICLE VIII—MISCELLANEOUS

8.1    Unfunded Plan.

This Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of “management or highly compensated employees” within the meaning of Sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and therefore to be exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, the Plan shall terminate and no further benefits shall be paid hereunder in the event it is determined by a court of competent jurisdiction or by an opinion of counsel that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA which is not so exempt.

8.2    Unsecured General Creditor.

Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any property or assets of the Employer, nor shall they be Beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by the Employer. Except as may be provided in Section 8.3, such policies, annuity contracts or other assets of the Employer shall not be held under any trust for the benefit of Participants, their Beneficiaries, heirs, successors or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Employer under this Plan. Any and all of the Employer’s assets and policies shall be, and remain, the general, unpledged, unrestricted assets of the Employer. The Employer’s obligation under the Plan shall be that of an unfunded and unsecured promise to pay money in the future.

8.3    Trust Fund.

The Employer shall be responsible for the payment of all benefits provided under the Plan. At its discretion, the Employer may establish one (1) or more trusts, with such trustees as the Board may approve, for the purpose of providing for the payment of such benefits. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Employer’s creditors. To the extent any benefits provided under the Plan are actually paid from any such trust, the Employer shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, the Employer.

8.4    Nonassignability.

Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No part of the amount payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.

8.5    Not a Contract of Employment.

The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Employer and the Participant, and the Participant (or his Beneficiary) shall have no rights against the Employer except as may otherwise be specifically provided herein. Moreover, nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Employer or to interfere with the right of the Employer to discipline or discharge him at any time.

8.6    Protective Provisions.

A Participant will cooperate with the Employer by furnishing any and all information requested by the Employer, in order to facilitate the payment of benefits hereunder, and by taking such physical examinations as the Employer may deem necessary and taking such other action as may be requested by the Employer.

8.7    Terms.

Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply.

8.8    Captions.

The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

8.9    Governing Law.

The provisions of this Plan shall be construed, interpreted and governed in all respects in accordance with applicable federal law and, to the extent not preempted by such federal law, in accordance with the laws of the State of California.

8.10    Validity.

If any provision of this Plan shall beheld illegal or invalid for any reason, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

8.11    Notice.

Any notice or filing required or permitted to be given to the Board under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to any Board, or to the Employer’s statutory agent. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

8.12    Successors.

The provisions of this Plan shall bind and inure to the benefit of the Employer and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Employer, and successors of any such corporation or other business entity.

TRI COUNTIES BANK

By:	/s/

By:	/s/

Dated: March 13, 2001